Exhibit 99

Colgate Announces 4th Quarter and Full Year 2022 Results

4Q 2022 Net sales increased 5.0%, Organic sales increased 8.5%

Full Year 2022 Net sales increased 3.0%, Organic sales increased 7.0%

NEW YORK--(BUSINESS WIRE)--January 27, 2023--Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter and full year 2022. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “We are very pleased to have finished 2022 with a continuation of our strong growth momentum, as 2022 was our fourth consecutive year delivering organic sales growth at or above our 3% to 5% long-term targeted range. Net sales increased 5.0% in the fourth quarter, and organic sales grew 8.5% with growth in every division and in all four of our categories, despite challenging macroeconomic conditions worldwide.

“By delivering on our revenue growth management and productivity initiatives, we are continuing to fund increased investment behind innovation, advertising and digital transformation, which is helping to drive this broad-based growth and deliver improved market share performance.

“Looking ahead, we have a proven strategy, a focused portfolio of leading brands in growing, everyday usage categories and product offerings across price points. We are also strengthening and scaling our digital, data analytics, innovation and other capabilities across the company. All this adds to our confidence that despite uncertain macroeconomic conditions worldwide, we are executing against the right strategy and are well-positioned to deliver sustainable, profitable growth in 2023 and beyond.”

Full Year

  Net sales increased 3.0%, Organic sales* increased 7.0%
  On a GAAP basis, EPS declined 16% to $2.13, driven by goodwill and intangible assets impairment charges in the fourth quarter related to the Filorga skin health business
  On a Base Business basis, EPS* declined 7% to $2.97, in line with the Company's full year guidance

Full Year Total Company Results (GAAP)
($ in millions except per share amounts)	2022	2021	Change
Net Sales	$17,967	$17,421	+3.0%
EPS (diluted)	$2.13	$2.55	-16%

Full Year Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2022	2021	Change
Organic Sales Growth			+7.0%
Base Business EPS (diluted)	$2.97	$3.21	-7%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 7 - Geographic Sales Analysis Percentage Changes” and “Table 9 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter

  Net sales increased 5.0%, Organic sales* increased 8.5%
  On a GAAP basis, EPS declined 94% to $0.01, driven by goodwill and intangible assets impairment charges related to the Filorga skin health business
  On a Base Business basis, EPS* declined 3% to $0.77
  GAAP Gross profit margin and Base Business Gross profit margin* both decreased 250 basis points to 55.6%, including a negative 90 basis point impact from private label sales resulting from the previously disclosed acquisitions of pet food businesses
  Net cash provided by operations was $2,556 year to date
  Colgate’s leadership in toothpaste continued with its global market share at 39.8% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.7% year to date
Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2022	2021	Change
Net Sales	$4,629	$4,403	+5.0%
EPS (diluted)	$0.01	$0.18	-94%

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2022	2021	Change
Organic Sales Growth			+8.5%
Base Business EPS (diluted)	$0.77	$0.79	-3%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Goodwill and Intangible Assets Impairment

During the fourth quarter, the Company took a non-cash, after-tax charge of $620 million to adjust the carrying values of goodwill and intangible assets related to the Filorga skin health business. The impairment was due to the continued impact of the COVID-19 pandemic on the Filorga business, particularly in China, as a result of government restrictions and reduced consumer mobility, which negatively impacted consumption in the duty-free, travel retail and pharmacy channels, and the impact of significantly higher interest rates. The Company continues to believe in the strength of the Filorga brand and is confident about its long-term growth opportunities.

Full Year 2023 Guidance

Based on current spot rates:

  The Company expects net sales growth to be 2% to 5% including the benefit from our acquisitions of pet food businesses and a low-single-digit negative impact from foreign exchange.
  The Company expects organic sales growth to be towards the high end of its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company expects gross profit margin expansion, increased advertising investment and low to mid-single-digit earnings-per-share growth.

Divisional Performance

The following are comments about divisional performance for fourth quarter 2022 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2022 vs. 4Q 2021)
	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America	+4.0%	+4.5%	-6.0%	-6.0%	+10.5%	-0.5%
Latin America	+10.0%	+12.0%	-7.0%	-7.0%	+19.0%	-2.0%
Europe	-10.5%	+1.0%	-6.0%	-6.0%	+7.0%	-11.5%
Asia Pacific	-4.0%	+6.0%	-1.0%	-1.0%	+7.0%	-10.0%
Africa/Eurasia	+9.0%	+16.5%	-7.0%	-7.0%	+23.5%	-7.5%
Hill's	+20.0%	+14.0%	+10.0%	+0.5%	+13.5%	-3.5%

Total Company	+5.0%	+8.5%	-2.5%	-4.0%	+12.5%	-5.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

**The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 9.5% and 1.5% for Hill's and Total Company, respectively.
Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2022	% Change vs 4Q 2021	% to Net Sales	Change in basis points vs 4Q 2021 % to Net Sales
North America	$204	21%	21.1%	+300
Latin America	$290	22%	28.7%	+270
Europe	$104	-34%	16.7%	-590
Asia Pacific	$181	-11%	26.0%	-220
Africa/Eurasia	$69	38%	25.3%	+520
Hill's	$233	-3%	22.0%	-520

Total Company, As Reported	$202	-45%	4.4%	-390
Total Company, Base Business*	$941	1%	20.3%	-100

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)

  Organic sales growth was broad based across oral care, personal care and home care.
  In the United States, Colgate's share of the toothpaste market is 34.5% year to date and its share of the manual toothbrush market is 42.2% year to date.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower logistics and overhead expenses, partially offset by significantly higher raw and packaging material costs and increased advertising investment.

Latin America (22% of Company Sales)

  Organic sales growth was led by Mexico, Argentina, Brazil and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, savings from the Company’s funding-the-growth initiatives and lower overhead expenses, partially offset by significantly higher raw and packaging material costs and increased advertising investment.

Europe (13% of Company Sales)

  Organic sales growth was led by Germany, Poland, France and the United Kingdom, partially offset by organic sales declines in the Filorga business.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, higher overhead expenses, primarily due to higher logistics costs, and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Asia Pacific (15% of Company Sales)

  Organic sales growth was led by the Greater China region, Australia and the Philippines.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, partially offset by cost savings from the Company's funding-the-growth initiatives, higher pricing, decreased advertising investment and lower overhead expenses despite increases in logistics costs.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkiye, Nigeria and South Africa.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and decreased advertising investment, partially offset by significantly higher raw and packaging material costs and higher overhead expenses.

Hill's Pet Nutrition (23% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and unfavorable mix due to private label sales resulting from the previously disclosed acquisitions of pet food businesses, partially offset by higher pricing, lower overhead expenses, decreased advertising investment and cost savings from the Company’s funding-the-growth initiatives.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding fourth quarter and full year 2022 results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding fourth quarter and full year 2022 results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community wellbeing, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than 1.4 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 12, 2023.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans, including the 2022 Global Productivity Initiative, tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges relating to the 2022 Global Productivity Initiative, goodwill and intangible assets impairment charges, a gain on the sale of land in Asia Pacific, acquisition-related costs, a loss on the early extinguishment of debt and a benefit related to a value-added tax matter in Brazil.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2022 versus 2021 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2022 and 2021 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2022 and 2021 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter and full year results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$4,629	$4,403

Cost of sales	2,055	1,844

Gross profit	2,574	2,559

Gross profit margin	55.6%	58.1%

Selling, general and administrative expenses	1,633	1,598

Other (income) expense, net	18	25

Goodwill and intangible assets impairment charges	721	571

Operating profit	202	365

Operating profit margin	4.4%	8.3%

Non-service related postretirement costs	15	18

Interest (income) expense, net	55	23

Income before income taxes	132	324

Provision for income taxes	89	136

Effective tax rate	67.4%	42.0%

Net income including noncontrolling interests	43	188

Less: Net income attributable to noncontrolling interests	38	40

Net income attributable to Colgate-Palmolive Company	$5	$148

Earnings per common share
Basic	$0.01	$0.18
Diluted	$0.01	$0.18

Supplemental Income Statement Information
Average common shares outstanding
Basic	832.6	842.1
Diluted	834.4	845.0

Advertising	$504	$489

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$17,967	$17,421

Cost of sales	7,719	7,046

Gross profit	10,248	10,375

Gross profit margin	57.0%	59.6%

Selling, general and administrative expenses	6,565	6,407

Other (income) expense, net	69	65

Goodwill and intangible assets impairment charges	721	571

Operating profit	2,893	3,332

Operating profit margin	16.1%	19.1%

Non-service related postretirement costs	80	70

Interest (income) expense, net	153	175

Income before income taxes	2,660	3,087

Provision for income taxes	693	749

Effective tax rate	26.1%	24.3%

Net income including noncontrolling interests	1,967	2,338

Less: Net income attributable to noncontrolling interests	182	172

Net income attributable to Colgate-Palmolive Company	$1,785	$2,166

Earnings per common share
Basic(1)	$2.13	$2.56
Diluted(1)	$2.13	$2.55

Supplemental Income Statement Information
Average common shares outstanding
Basic	836.4	845.0
Diluted	838.8	848.3

Advertising	$1,997	$2,021

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2022 and December 31, 2021

(Dollars in Millions) (Unaudited)

	2022	2021
Cash and cash equivalents	$775	$832
Receivables, net	1,504	1,297
Inventories	2,074	1,692
Other current assets	760	576
Property, plant and equipment, net	4,307	3,730
Goodwill	3,352	3,284
Other intangible assets, net	1,920	2,462
Other assets	1,039	1,167
Total assets	$15,731	$15,040

Total debt	8,766	7,245
Other current liabilities	3,979	4,000
Other non-current liabilities	2,180	2,824
Total liabilities	14,925	14,069
Total Colgate-Palmolive Company shareholders’ equity	401	609
Noncontrolling interests	405	362
Total liabilities and equity	$15,731	$15,040

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,816	$6,379
Working capital % of sales	1.0%	(2.7)%
Note:
(1) Marketable securities of $175 and $34 as of December 31, 2022 and 2021, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2022 and 2021

(Dollars in Millions) (Unaudited)

	2022	2021
Operating Activities
Net income including noncontrolling interests	$1,967	$2,338
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	545	556
Restructuring and termination benefits, net of cash	49	(21)
Stock-based compensation expense	125	135
Gain on the sale of land	(47)	—
Goodwill and intangible assets impairment charges	721	571
Loss on early extinguishment of debt	—	75
Deferred income taxes	(78)	(132)
Cash effects of changes in:
Receivables	(227)	(84)
Inventories	(333)	(72)
Accounts payable and other accruals	(115)	14
Other non-current assets and liabilities	(51)	(55)
Net cash provided by operations	2,556	3,325

Investing Activities
Capital expenditures	(696)	(567)
Purchases of marketable securities and investments	(470)	(141)
Proceeds from sale of marketable securities and investments	322	141
Payment for acquisitions, net of cash acquired	(809)	—
Proceeds from the sale of land	47	—
Other investing activities	5	(25)
Net cash used in investing activities	(1,601)	(592)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	540	(171)
Principal payments on debt	(406)	(703)
Proceeds from issuance of debt	1,513	699
Dividends paid	(1,691)	(1,679)
Purchases of treasury shares	(1,308)	(1,320)
Proceeds from exercise of stock options	418	424
Other financing activities	(18)	(24)
Net cash used in financing activities	(952)	(2,774)

Effect of exchange rate changes on Cash and cash equivalents	(60)	(15)
Net increase (decrease) in Cash and cash equivalents	(57)	(56)
Cash and cash equivalents at beginning of the period	832	888
Cash and cash equivalents at end of the period	$775	$832

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	2,556	3,325
Less: Capital expenditures	(696)	(567)
Free cash flow before dividends	$1,860	$2,758

Income taxes paid	$945	$890

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2022 and 2021

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Sales
Oral, Personal and Home Care

North America	$966	$930	$3,816	$3,694
Latin America	1,011	917	3,982	3,663
Europe	623	698	2,548	2,841
Asia Pacific	696	724	2,826	2,867
Africa/Eurasia	273	249	1,082	1,045

Total Oral, Personal and Home Care	3,569	3,518	14,254	14,110

Pet Nutrition	1,060	885	3,713	3,311

Total Net Sales	$4,629	$4,403	$17,967	$17,421

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating Profit
Oral, Personal and Home Care

North America	$204	$168	$761	$754
Latin America	290	238	1,108	1,012
Europe	104	158	514	682
Asia Pacific	181	204	737	844
Africa/Eurasia	69	50	228	203

Total Oral, Personal and Home Care	848	818	3,348	3,495

Pet Nutrition	233	241	850	901
Corporate(1)	(879)	(694)	(1,305)	(1,064)

Total Operating Profit	$202	$365	$2,893	$3,332
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2022 included charges resulting from the goodwill and intangible assets impairment of $721, 2022 Global Productivity Initiative of $15, and acquisition-related costs of $3.

Corporate Operating profit (loss) for the twelve months ended December 31, 2022 included charges resulting from the goodwill and intangible assets impairment of $721, 2022 Global Productivity Initiative of $95, a gain on the sale of land in Asia Pacific of $47, and acquisition-related costs of $19.

Corporate Operating profit (loss) for the three months ended December 31, 2021 included goodwill and intangible assets impairment charges of $571.

Corporate Operating profit (loss) for the twelve months ended December 31, 2021 included goodwill and intangible assets impairment charges of $571 and a benefit from a value-added tax matter in Brazil of $26.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2022 vs. 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	5.0%	8.5%	(2.5)%	(4.0)%	12.5%	(5.0)%

North America	4.0%	4.5%	(6.0)%	(6.0)%	10.5%	(0.5)%

Latin America	10.0%	12.0%	(7.0)%	(7.0)%	19.0%	(2.0)%

Europe	(10.5)%	1.0%	(6.0)%	(6.0)%	7.0%	(11.5)%

Asia Pacific	(4.0)%	6.0%	(1.0)%	(1.0)%	7.0%	(10.0)%

Africa/Eurasia	9.0%	16.5%	(7.0)%	(7.0)%	23.5%	(7.5)%

Total CP Products	1.5%	7.0%	(5.5)%	(5.5)%	12.5%	(5.5)%

Hill’s	20.0%	14.0%	10.0%	0.5%	13.5%	(3.5)%

Emerging Markets(2)	4.5%	9.5%	(5.5)%	(5.5)%	15.0%	(5.0)%

Developed Markets	6.0%	7.0%	—%	(3.5)%	10.5%	(4.5)%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.5%, 9.5% and 3.5% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2022 vs. 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	3.0%	7.0%	(2.0)%	(2.5)%	9.5%	(4.5)%

North America	3.5%	3.5%	(2.0)%	(2.0)%	5.5%	—%

Latin America	8.5%	10.5%	(5.0)%	(5.0)%	15.5%	(2.0)%

Europe	(10.5)%	—%	(4.0)%	(4.0)%	4.0%	(10.5)%

Asia Pacific	(1.5)%	5.0%	(0.5)%	(0.5)%	5.5%	(6.5)%

Africa/Eurasia	3.5%	12.0%	(9.5)%	(9.5)%	21.5%	(8.5)%

Total CP Products	1.0%	5.5%	(3.5)%	(3.5)%	9.0%	(4.5)%

Hill’s	12.0%	13.0%	4.0%	1.5%	11.5%	(3.5)%

Emerging Markets(2)	3.5%	8.0%	(4.5)%	(4.5)%	12.5%	(4.5)%

Developed Markets	2.5%	6.0%	—%	(1.0)%	7.0%	(4.5)%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 0.5%, 2.5% and 1.0% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$1,633	$1,598
2022 Global Productivity Initiative	(1)	—
Selling, general and administrative expenses, non-GAAP	$1,632	$1,598

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$18	$25
2022 Global Productivity Initiative	(14)	—
Acquisition-related costs	(3)	—
Other (income) expense, net, non-GAAP	$1	$25

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$202	$365	(45)%
Goodwill and intangible assets impairment charges	721	571
2022 Global Productivity Initiative	15	—
Acquisition-related costs	3	—
Operating profit, non-GAAP	$941	$936	1%

			Basis Point
Operating Profit Margin	2022	2021	Change
Operating profit margin, GAAP	4.4%	8.3%	(390)
Goodwill and intangible assets impairment charges	15.5%	13%
2022 Global Productivity Initiative	0.3%	—%
Acquisition-related costs	0.1%	—%
Operating profit margin, non-GAAP	20.3%	21.3%	(100)

Non-service related post retirement cost	2022	2021
Non-service related post retirement cost, GAAP	$15	$18
2022 Global Productivity Initiative	(2)	—
Non-service post retirement cost, non-GAAP	$13	$18

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2022 vs. 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$132	$89	$43	$5	67.4%	$0.01
Goodwill and intangible assets impairment charges	721	101	620	620	(45.1)%	0.74
2022 Global Productivity Initiative	17	3	14	14	(0.1)%	0.02
Acquisition-related costs	3	1	2	2	—%	—
Non-GAAP	$873	$194	$679	$641	22.2%	$0.77

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$324	$136	$188	$148	42.0%	$0.18
Goodwill and intangible assets impairment charges	571	53	518	518	(20.9)%	0.61
Non-GAAP	$895	$189	$706	$666	21.1%	$0.79
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2022 vs. 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$6,565	$6,407
2022 Global Productivity Initiative	(5)	—
Selling, general and administrative expenses, non-GAAP	$6,560	$6,407

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$69	$65
2022 Global Productivity Initiative	(90)	—
Gain on the sale of land in Asia Pacific	47	—
Acquisition-related costs	(19)	—
Value-added tax matter in Brazil	—	26
Other (income) expense, net, non-GAAP	$7	$91

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$2,893	$3,332	(13)%
Goodwill and intangible assets impairment charges	721	571
2022 Global Productivity Initiative	95	—
Gain on the sale of land in Asia Pacific	(47)	—
Acquisition-related costs	19	—
Value-added tax matter in Brazil	—	(26)
Operating profit, non-GAAP	$3,681	$3,877	(5)%

			Basis Point
Operating Profit Margin	2022	2021	Change
Operating profit margin, GAAP	16.1%	19.1%	(300)
Goodwill and intangible assets impairment charges	4.0%	3.4%
2022 Global Productivity Initiative	0.5%	—%
Gain on the sale of land in Asia Pacific	(0.2)%	—%
Acquisition-related costs	0.1%	—%
Value-added tax matter in Brazil	—%	(0.2)%
Operating profit margin, non-GAAP	20.5%	22.3%	(180)

Interest (Income) Expense, Net	2022	2021
Interest (income) expense, net, GAAP	$153	$175
Loss on early extinguishment of debt	—	(75)
Interest (income) expense, net, non-GAAP	$153	$100

Non-service related post retirement cost	2022	2021
Non-service related post retirement cost, GAAP	$80	$70
2022 Global Productivity Initiative	(15)	—
Non-service post retirement cost, non-GAAP	$65	$70

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2022 vs. 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)		Diluted Earnings Per Share
As Reported GAAP	$2,660	$693	$1,967	$182	$1,785	26.1%		$2.13
Goodwill and intangible assets impairment charges	721	101	620	—	620	(2.6)%		0.74
2022 Global Productivity Initiative	110	22	88	1	87	(0.1)%		0.10
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	—%		(0.02)
Acquisition-related costs	19	3	16	—	16	(0.1	) %	0.02
Non-GAAP	$3,463	$808	$2,655	$162	$2,493	23.3%		$2.97

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)		Diluted Earnings Per Share
As Reported GAAP	$3,087	$749	$2,338	$172	$2,166	24.3%		$2.55
Goodwill and intangible assets impairment charges	571	53	518	—	518	(2.1)%		0.61
Loss on early extinguishment of debt	75	20	55	—	55	(0.3)%		0.07
Value-added tax matter in Brazil	(26)	(6)	(20)	—	(20)	0.1%		(0.02)
Non-GAAP	$3,707	$816	$2,891	$172	$2,719	22.0%		$3.21
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291